RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                INTERFILM, INC.


        INTERFILM, INC., a corporation duly organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:
The name under which the Corporation was originally incorporated was Cinedco, Inc. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on November 21, 1986.

        1. This Restated Certificate of Incorporation restates and integrates, but does not amend, the Restated Certificate of Incorporation of the Corporation to read as set forth herein.

        2. Pursuant to Section 245 of the General Corporation Law of the State of Delaware, the text of the Certificate of Incorporation as heretofore amended or supplemented is hereby restated to read in full as follows:

                                   ARTICLE I

                                      Name

                 The name of the Corporation is INTERFILM, INC.

                                   ARTICLE II

                    Registered Office and Registered  Agent

        The registered office of the Corporation in the State of Delaware is located at c/o the Corporation Trust Company, 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware, and the registered agent in charge thereof is The Corporation Trust Company.

                                  ARTICLE III

                               Corporate Purpose

        The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "General Corporation Law").

                                   ARTICLE IV

                                 Capital Stock

        Section 1. AUTHORIZED CAPITAL STOCK. The Corporation shall be authorized to issue two classes of shares of capital stock to be designated, respectively, "Preferred Stock" and "Common Stock"; the total number of shares of capital stock which the Corporation shall have the authority to issue is 12,000,000, comprised of 10,000,000 shares of Common Stock, par value $.01 per share, and 2,000,000 shares of Preferred Stock, par value $.01 per share.

        Section 2. ISSUANCE OF PREFERRED STOCK. The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this
Article IV, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, rights and privileges of the shares of each such series and the qualifications, limitations or restrictions thereof.

        The authority of the Board of Directors with respect to each such series shall include, but not be limited to, determination of the following:

        (a) The number of shares constituting such series and the distinctive designation of such series;

        (b) The dividend rate on the shares of such series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of such series;

        (c) Whether such series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

        (d) Whether such series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

        (e) Whether or not the shares of such series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

        (f) Whether such series shall have a sinking fund for the redemption or purchase of shares of such series, and, if so, the terms and amount of such sinking fund;

        (g) The rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of such series;

        (h) Any other relative powers, preferences, rights, privileges, qualifications, limitations and restrictions of such series.

        Dividends on outstanding shares of Preferred Stock shall be paid or declared and set apart for payment before any dividends shall be paid or declared and set apart for payment on the Common Stock with respect to the same dividend period.

        If upon any voluntary or involuntary liquidation, dissolution or winding up of the corporation, the assets available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of Preferred Stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.

        Section 3. NO PREEMPTIVE RIGHTS. No holders of capital stock of the Corporation shall be entitled to preemptive rights to purchase or subscribe for any shares of any class of capital stock of the Corporation whether now or hereafter authorized.

                                   ARTICLE V

                                   Directors

        Section 1. ELECTION OF DIRECTORS. Elections of directors of the Corporation need not be by written ballot, except and to the extent provided in the By-laws of the Corporation.

        Section 2. POWER WITH RESPECT TO BY-LAWS. The directors of the Corporation shall have the power to adopt, amend or repeal By-laws.

        Section 3. PERSONAL LIABILITY OF DIRECTORS. To the fullest extent permitted by the General Corporation Law as it now exists and as it may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of a fiduciary duty as a director.

                                   ARTICLE VI

               Indemnification of Directors, Officers and Others

        (1) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person seeking indemnification did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

        (2) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        (3) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections (1) and (2) of this Article VI, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

        (4) Any indemnification under Sections (1) and (2) of this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in such Sections (1) and (2). Such determination shall be made (a) by the Board of Directors of the Corporation by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or (c) by the stockholders of the Corporation.

        (5) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation authorized in this Article VI. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors of the Corporation deems appropriate.

        (6) The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

        (7) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of Section 145 of the General Corporation Law.

        (8) For purposes of this Article VI, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

        (9) For purposes of this Article VI, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves service by, such director, officer, employee or agent with respect to any employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VI.

        (10) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                  ARTICLE VII

                                   Amendment

        The Corporation reserves the right to amend, alter, change or repeal any provision of this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by law, and all rights conferred on stockholders in this Restated Certificate of Incorporation are subject to this reservation.

        3. This Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation without the approval of the holders of outstanding stock of the Corporation in accordance with the provisions of
Section 245 of the General Corporation Law.

        IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed by its President, Chief Executive Officer and Secretary this 1st day of November, 1993.

                                        INTERFILM, INC.


                                        By:  /s/ Lawrence B. Kuppin
                                             --------------------------
                                             Lawrence B. Kuppin
                                             President, Chief Executive
                                               Officer and Secretary

                           CERTIFICATE OF AMENDMENT

                                    TO THE

                     RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                                INTERFILM, INC.

                          --------------------------

                           Under Section 242 of the
                            General Corporation Law

                          --------------------------


     The undersigned officer of Interfilm, Inc., a Delaware corporation (the "Corporation"), in order to amend the Restated Certificate of Incorporation of the Corporation, pursuant to the provisions of Section 242 of the General Corporation Law of the State of Delaware, does hereby certify as follows:

     1.   The name of the Corporation is "Interfilm, Inc."

     2. The name under which the Corporation was originally incorporated was "Cinedco, Inc." The original Certificate of Incorporation of the Corporation was filed by the Secretary of State of the State of Delaware on November 21, 1986.

     3. The purpose of this amendment to the Restated Certificate of Incorporation of the Corporation is: (i) to change the name of the Corporation to "Palatin Technologies, Inc.", (ii) to increase the authorized shares of the Company's common stock, par value $.01 per share (the "Common Stock"), from 10,000,000 to 25,000,000, and (iii) to effect a 1-for-10 reverse split of the Common Stock.

     4. The Restated Certificate of Incorporation of the Corporation is hereby amended by striking out Article I thereof in its entirety and by substituting in lieu of said Article the following new Article I:

                                  "ARTICLE I

                                     Name

     The name of the Corporation is PALATIN TECHNOLOGIES, INC."

     5. The Restated Certificate of Incorporation of the Corporation is hereby amended by striking out Section 1 of Article IV thereof in its entirety and by substituting in lieu of said Section 1 the following new Section 1:

     "Section 1. Authorized Capital Stock. The Corporation shall be authorized to issue two classes of shares of capital stock to be designated, respectively, "Preferred Stock" and "Common Stock." The total number of shares of capital stock which the Corporation shall have the authority to issue is 27,000,000, comprised of 25,000,000 shares of Common Stock, par value $.01 per share, and 2,000,000 shares of Preferred Stock, par value $.01 per share.

     On the effective date of this amendment to the Restated Certificate of Incorporation (the "Effective Date"), the Common Stock of the Corporation will be reverse split on a one-for-ten basis so that each share of Common Stock issued and outstanding immediately prior to the Effective Date shall automatically be converted into and reconstituted as one-tenth of a share of Common Stock (the "Reverse Split"). No fractional shares will be issued by the Corporation as a result of the Reverse Split. In lieu thereof, each stockholder whose shares of Common Stock are not evenly divisible by ten will receive an amount of cash equal to the average of the average last reported bid and asked price of the Common Stock of the Corporation on the OTC Electronic Bulletin Board for each of the first three days subsequent to the Effective Date on which the Common Stock of the Corporation is traded multiplied by the fractional interest."

     6. The foregoing amendment to the Corporation's Restated Certificate of Incorporation was duly authorized and adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by unanimous written consent of the Board of Directors of the Corporation dated June 13, 1996, and by written consent of a majority of the Common Stockholders of the Corporation dated June 13, 1996.

     IN WITNESS WHEREOF, the undersigned has signed this Certificate and does hereby affirm, under penalty of perjury, that the statements contained herein are true and correct, this 19th day of July 1996.


                                                     /s/ John J. McDonough
                                                     -------------------------
                                                     Name:  John J. McDonough
                                                     Title: Vice President

                           CERTIFICATE OF DESIGNATIONS

                                       of

                      SERIES A CONVERTIBLE PREFERRED STOCK

                                       of

                           PALATIN TECHNOLOGIES, INC.

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware


                  PALATIN TECHNOLOGIES, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify that, pursuant to the authority conferred on the Board of Directors of the Corporation by the Certificate of Incorporation, as amended to date (the "Certificate of Incorporation"), of the Corporation and in accordance with Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation adopted the following resolution establishing a series of 264,000 shares of Preferred Stock of the Corporation designated as "Series A Convertible Preferred Stock":

                  RESOLVED, that pursuant to the authority conferred on the Board of Directors of this Corporation by the Certificate of Incorporation, a series of Preferred Stock, par value $.01 per share, of the Corporation is hereby established and created, and that the designation and number of shares thereof and the voting and other powers, preferences and relative, participating, optional or other rights of the shares of such series and the qualifications, limitations and restrictions thereof are as follows:

                      SERIES A CONVERTIBLE PREFERRED STOCK

     1. DESIGNATION AND AMOUNT. There shall be a series of Preferred Stock designated as "Series A Convertible Preferred Stock" and the number of shares constituting such series shall be 264,000. Such series is referred to herein as the "Series A Preferred Stock". Such number of shares of Series A Preferred Stock may be increased prior to the Final Closing Date (as defined below) or decreased by resolution of the Board of Directors of the Corporation; provided, however, that no decrease shall reduce the number of shares of Series A Preferred Stock to less than the number of shares then issued and outstanding.


     2. DIVIDENDS AND DISTRIBUTIONS. (a) Subject to the prior and superior rights of the holders of any shares of any series or class of capital stock ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends, the holders of shares of Series A

Preferred Stock shall be entitled to receive, as, when and if declared by the Board of Directors of the Corporation, out of assets legally available for that purpose, dividends or distributions in cash, stock or otherwise.

     (b) The Corporation shall not declare any dividend or distribution on any Junior Stock (as defined below) or any other capital stock of the Company unless and until a special dividend or distribution of $100.00 per share (subject to appropriate adjustment to reflect any stock split, combination, reclassification or reorganization of the Series A Preferred Stock) has been declared and paid on the Series A Preferred Stock. In the event such special dividend or distribution is declared and paid on the Series A Preferred Stock, an aggregate per share dividend or distribution equal to (i) $100.00 divided by (ii) the effective Conversion Rate at the time of such special dividend or distribution on the Series A Preferred Stock may be declared and paid on the Common Stock. Except as aforesaid, the Corporation shall not declare any dividend or distribution on any Junior Stock, unless the Corporation shall, concurrently with the declaration of such dividend or distribution on the Junior Stock, declare a like dividend or distribution, as the case may be, on the Series A Preferred Stock, which in the case of dividends or distributions on Common Stock or Junior Stock convertible into Common Stock, shall be in an amount per share equal to at least (x) the amount of the dividend or distribution per share of Common Stock multiplied by
(y) the effective Conversion Rate at the time of such dividend or distribution.

     (c) Any dividend or distribution (other than that referenced in the first sentence of Section 2(b)) payable to the holders of the Series A Preferred Stock pursuant to this Section 2 shall be paid to such holders at the same time as the dividend or distribution on the Junior Stock or any other capital stock of the Company by which it is measured is paid.

     (d) All dividends or distributions declared upon the Series A Preferred Stock shall be declared pro rata per share.

     (e) Any reference to "distribution" contained in this Section 2 shall not be deemed to include any distribution made in connection with or in lieu of any Liquidation Event (as defined below).

     (f) "Junior Stock" shall mean the Common Stock and any shares of preferred stock of any series or class of the Corporation, whether presently outstanding or hereafter issued, which are junior to the shares of Series A Preferred Stock with respect to (i) the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, (ii) dividends and
(iii) voting.

     3. LIQUIDATION PREFERENCE. (a) In the event of a (i) liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary,
(ii) a sale or other disposition of all or substantially all of the assets of the Corporation or (iii) any consolidation, merger, combination, reorganization or other transaction in which the Corporation is not the surviving entity or the shares of Common Stock constituting in excess of 50% of the voting power of the Corporation are exchanged for or changed into stock or securities of another entity, cash and/or any other property (a "Merger Transaction") (subparagraphs
(i), (ii) and (iii) being collectively referred to as a

"Liquidation Event"), after payment or provision for payment of debts and other liabilities of the Corporation, the holders of the Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, whether such assets are capital, surplus, or earnings, before any payment or declaration and setting apart for payment of any amount shall be made in respect of any Junior Stock or any other capital stock of the Company, an amount equal to $100.00 per share plus an amount equal to all declared and unpaid dividends thereon; provided, however, in the case of a Merger Transaction, such $100.00 per share may be paid in cash, property (valued as provided in Section 3(b)) and/or securities (valued as provided in Section 3(b)) of the entity surviving such Merger Transaction. If upon any Liquidation Event, whether voluntary or involuntary, the assets to be distributed to the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such stockholders of the full preferential amounts aforesaid, then all of the assets of the Corporation to be distributed shall be so distributed ratably to the holders of the Series A Preferred Stock on the basis of the number of shares of Series A Preferred Stock held. A consolidation or merger of the Corporation with or into another corporation, other than in a transaction described in this Section 3(a) above, shall not be considered a liquidation, dissolution or winding up of the Corporation or a sale or other disposition of all or substantially all of the assets of the Corporation and accordingly the Corporation shall make appropriate provision to ensure that the terms of this Certificate of Designations survive any such transaction. All shares of Series A Preferred Stock shall rank as to payment upon the occurrence of any Liquidation Event senior to the Common Stock as provided herein and, unless the terms of such series shall provide otherwise, senior to all other series of the Corporation's preferred stock.

     (b) Any securities or other property to be delivered to the holders of the Series A Preferred Stock pursuant to Section 3(a) hereof shall be valued as follows:

          (i) Securities not subject to an investment letter or other similar restriction on free marketability:

          (A) If traded on a securities exchange or on Nasdaq (as defined below), or if actively traded over-the-counter, the value shall be deemed to be the Market Price (as defined below) of the securities as of the third day prior to the date of valuation.

          (B) If there is no such active public market for the securities, the value shall be the Fair Market Value (as defined below) of the securities.

     "Market Price" of a security shall mean the average Closing Bid Price (as defined below) of such security, for twenty (20) consecutive trading days, ending with the day prior to the date as of which the Market Price is being determined.

     "Fair Market Value" of any asset (including any security) means the fair market value thereof as mutually determined by the Corporation and the holders of a majority (measured in terms of voting power) of the outstanding Series A Preferred Stock.

          The "Closing Bid Price" for any security for each trading day shall be the reported closing bid price of such security on the national securities exchange on which such security is listed or admitted to trading, or, if such security is not listed or admitted to trading on any national securities exchange, shall mean the reported closing bid price of such security on the Nasdaq SmallCap Market or the Nasdaq National Market System (collectively referred to as, "Nasdaq") or, if such security is not listed or admitted to trading on any national securities exchange or quoted on Nasdaq, shall mean the reported closing bid price of such security on the principal securities exchange on which such security is listed or admitted to trading (based on the aggregate dollar value of all securities listed or admitted to trading) or, if such security is not listed or admitted to trading on a national securities exchange, quoted on Nasdaq or listed or admitted to trading on any other securities exchange, shall mean the closing bid price in the over-the-counter market as furnished by any NASD member firm selected from time to time by the Corporation for that purpose.

          "Trading day" shall mean a day on which the securities exchange or NASDAQ used to determine the Closing Bid Price is open for the transaction of business or the reporting of trades or, if the Closing Bid Price is not so determined, a day on which such securities exchange is open for the transaction of business.

          (ii) For securities for which there is an active public market but which are subject to investment letter or other restrictions on free marketability, the value shall be the Fair Market Value thereof, determined by discounting appropriately the Market Price thereof.

          (iii) For all other securities, the value shall be the Fair Market Value thereof.

If the holders of a majority of the Series A Preferred Stock and the Corporation are unable to reach agreement on any valuation matter, such valuation shall be submitted to and determined by a nationally recognized independent investment bank selected by the Board of Directors of the Corporation and the holders of a majority of the Series A Preferred Stock (or, if such selection cannot be agreed upon promptly, or in any event within ten days, then such valuation shall be made by a nationally recognized independent investment banking firm selected by the American Arbitration Association in New York City in accordance with its rules).

     4. CONVERSION.

     (a) RIGHT OF CONVERSION. The shares of Series A Preferred Stock shall be convertible, in whole or in part, at the option of the holder thereof and upon notice to the Corporation as set forth in Section 4(b) below, into fully paid and nonassessable shares of Common Stock and such other securities and property as hereinafter provided. The initial conversion price per share of Common Stock is $1.78 (the "Conversion Price") and shall be subject to adjustment as provided herein. The rate at which each share of Series A Preferred Stock is convertible at any time into Common Stock (the "Conversion Rate") shall be determined by dividing the then existing Conversion Price into $100.00.

     Subject to adjustment pursuant to the provisions of Section 4(c) below, in the event that the Conversion Price in effect at the time of each Interim Closing Date (as defined below) and the Final Closing Date (as defined below) is greater than 90% of the Market Price (as defined in Section 3(b)) of the Common Stock as of (x) any interim closing date of the issuance and sale of the Series A Preferred Stock (each an "Interim Closing Date") or (y) the final closing date of the issuance and sale of the Series A Preferred Stock (the "Final Closing Date") pursuant to the subscription agreements entered into in connection therewith, then the Conversion Price shall be adjusted to equal 90% of the lesser of any such Market Price. If there is any change in the Conversion Price as a result of the preceding sentence, then the Conversion Rate shall be changed accordingly as set forth above. For purposes of this Section 4, in the event the prices referenced in the definition of Closing Bid Price in Section 3(b) cannot be determined, the Market Price of the Common Stock shall be deemed to be the Fair Market Value (as defined in Section 3(b)) of the Common Stock as of the date of determination.

     The Board of Directors of the Corporation, or a committee designated by it for such purpose, may specify an initial conversion price applicable to the shares of Series A Preferred Stock issued at any closing lower than the initial conversion price that would otherwise obtain pursuant to the preceding paragraphs and, in the event an initial conversion price is so specified, it shall be applicable to all shares of the Series A Preferred Stock.

     The Corporation shall prepare a certificate signed by the Chairman or President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, of the Corporation setting forth the Conversion Rate as of the Final Closing Date, showing in reasonable detail the facts upon which such adjusted Conversion Rate is based, and such certificate shall forthwith be filed with the transfer agent of the Series A Preferred Stock. A notice stating that the Conversion Rate has been adjusted pursuant to the second preceding paragraph, or that no adjustment is necessary, and setting forth the Conversion Rate in effect as of the Final Closing Date shall be mailed as promptly as practicable after the Final Closing Date by the Corporation to all record holders of the Series A Preferred Stock at their last addresses as they shall appear in the stock transfer books of the Corporation.

     (b) CONVERSION PROCEDURES. Any holder of shares of Series A Preferred Stock desiring to convert such shares into Common Stock shall surrender the certificate or certificates evidencing such shares of Series A Preferred Stock at the office of the transfer agent for the Series A Preferred Stock, which certificate or certificates, if the Corporation shall so require, shall be duly endorsed to the Corporation or in blank, or accompanied by proper instruments of transfer to the Corporation or in blank, accompanied by irrevocable written notice to the Corporation that the holder elects so to convert such shares of Series A Preferred Stock and specifying the name or names (with address) in which a certificate or certificates evidencing shares of Common Stock are to be issued. The Corporation need not deem a notice of conversion to be received unless the holder complies with all the provisions hereof. The Corporation will instruct the transfer agent (which may be the Corporation) to make a notation of the date that a notice of conversion is received, which date shall be deemed to be the date of receipt for purposes hereof.

     The Corporation shall, as soon as practicable after such deposit of certificates evidencing shares of Series A Preferred Stock accompanied by the written notice and compliance with any other conditions herein contained, deliver at such office of such transfer agent to the person for whose account such shares of Series A Preferred Stock were so surrendered, or to the nominee or nominees of such person, certificates evidencing the number of full shares of Common Stock to which such person shall be entitled as aforesaid, together with a cash adjustment of any fraction of a share as hereinafter provided. Subject to the following provisions of this paragraph, such conversion shall be deemed to have been made as of the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the Common Stock deliverable upon conversion of such Series A Preferred Stock shall be treated for all purposes as the record holder or holders of such Common Stock on such date; provided, however, that the Corporation shall not be required to convert any shares of Series A Preferred Stock while the stock transfer books of the Corporation are closed for any purpose, but the surrender of Series A Preferred Stock for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books as if the surrender had been made on the date of such reopening, and the conversion shall be at the conversion rate in effect on such date. No adjustments in respect of any dividends on shares surrendered for conversion or any dividend on the Common Stock issued upon conversion shall be made upon the conversion of any shares of Series A Preferred Stock.

     All notices of conversion shall be irrevocable; provided, however, that if the Corporation has sent notice of an event pursuant to Section 4(f) hereof, a holder of Series A Preferred Stock may, at its election, provide in its notice of conversion that the conversion of its shares of Series A Preferred Stock shall be contingent upon the occurrence of the record date or effectiveness of such event (as specified by such holder), provided that such notice of conversion is received by the Corporation prior to such record date or effective date, as the case may be.

     (c) ADJUSTMENT OF CONVERSION RATE AND CONVERSION PRICE.

          (i) Except as otherwise provided herein, in the event the Corporation shall, at any time or from time to time after the date hereof, (1) sell or issue any shares of Common Stock for a consideration per share less than either (i) the Conversion Price in effect on the date of such sale or issuance or (ii) the Market Price of the Common Stock as of the date of the sale or issuance, (2) issue any shares of Common Stock as a stock dividend to the holders of Common Stock, or (3) subdivide or combine the outstanding shares of Common Stock into a greater or lesser number of shares (any such sale, issuance, subdivision or combination being herein called a "Change of Shares"), then, and thereafter upon each further Change of Shares, the Conversion Price in effect immediately prior to such Change of Shares shall be changed to a price (rounded to the nearest cent) determined by multiplying the Conversion Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the sale or issuance of such additional shares or such subdivision or combination and the number of shares of Common Stock which the aggregate consideration received (determined as provided in subsection 4(c)(v)(F) below) for the issuance of such additional shares would purchase at the greater of (i) the Conversion Price in effect on the date of such issuance or (ii) the Market Price as of such date, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after the sale or issuance of such additional shares or such subdivision or combination. Such adjustment shall be made successively whenever such an issuance is made.

          (ii) In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock, or in case of any consolidation or merger of the Corporation with or into another corporation (other than a consolidation or merger in which the Corporation is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock other than the number thereof), or in case of any sale or conveyance to another corporation of the property of the Corporation as, or substantially as, an entirety (other than a sale/leaseback, mortgage or other financing transaction), the Corporation shall cause effective provision to be made so that each holder of a share of Series A Preferred Stock shall be entitled to receive, upon conversion of such share of Series A Preferred Stock, the kind and number of shares of stock or other securities or property (including cash) receivable upon such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock into which such share of Series A Preferred Stock was convertible immediately prior to such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4(c). The Corporation shall not effect any such consolidation, merger or sale unless prior to or simultaneously with the consummation thereof the successor (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing assets or other appropriate corporation or entity shall assume, by written instrument executed and delivered to the transfer agent for the Series A Preferred Stock (the "Transfer Agent"), the obligation to deliver to the holder of each share of Series A Preferred Stock such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holders may be entitled to purchase and the other obligations under this Agreement. The foregoing provisions shall similarly apply to successive reclassifications, capital reorganizations and other changes of outstanding shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

          (iii) If, at any time or from time to time, the Corporation shall issue or distribute to the holders of shares of Common Stock evidence of its indebtedness, any other securities of the Corporation or any cash, property or other assets (excluding an issuance or distribution governed by one of the preceding subsections of this Section 4(c) and also excluding cash dividends or cash distributions paid out of net profits legally available therefor in the full amount thereof (any such non-excluded event being herein called a "Special Dividend")), then in each case the holders of the Series A Preferred Stock shall be entitled to a proportionate share of any such Special Dividend as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Series A Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such Special Dividend.

          (iv) After each adjustment of the Conversion Price pursuant to this
     Section 4(c), the Corporation will promptly prepare a certificate signed by the Chairman or President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, of the Corporation setting forth: (i) the Conversion Price as so adjusted, (ii) the Conversion Rate corresponding to such

     Conversion and (iii) a brief statement of the facts accounting for such adjustment. The Corporation will promptly file such certificate with the Transfer Agent and cause a brief summary thereof to be sent by ordinary first class mail to each registered holder of Series A Preferred Stock at his last address as it shall appear on the registry books of the Transfer Agent. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of such adjustment. The affidavit of an officer of the Transfer Agent or the Secretary or an Assistant Secretary of the Corporation that such notice has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein. The Transfer Agent may rely on the information in the certificate as true and correct and has no duty or obligation to independently verify the amounts or calculations set forth therein.

          (v) For purposes of Section 4(c)(i) hereof, the following provisions
     (A) to (F) shall also be applicable:

               (A) The number of shares of Common Stock deemed outstanding at any given time shall include all shares of capital stock convertible into or exchangeable for Common Stock and all shares of Common Stock issuable upon the exercise of any convertible debt, warrants outstanding on the date thereof and options outstanding on the date thereof.

               (B) No adjustment of the Conversion Price shall be made unless such adjustment would require an increase or decrease of at least $.01 in such price; provided that any adjustments which by reason of this clause (B) are not required to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment(s) so carried forward, shall require an increase or decrease of at least $.01 in the Conversion Price then in effect hereunder.

               (C) In case of (1) the sale by the Corporation (including as a component of a unit) of any rights or warrants to subscribe for or purchase, or any options for the purchase of, Common Stock or any securities convertible into or exchangeable for Common Stock (such securities convertible, exercisable or exchangeable into Common Stock being herein called "Convertible Securities"), or (2) the issuance by the Corporation, without the receipt by the Corporation of any consideration therefor, of any rights or warrants to subscribe for or purchase, or any options for the purchase of, Common Stock or Convertible Securities, whether or not such rights, warrants or options, or the right to convert or exchange such Convertible Securities, are immediately exercisable, and the consideration per share for which Common Stock is issuable upon the exercise of such rights, warrants or options or upon the conversion or exchange of such Convertible Securities (determined by dividing (x) the minimum aggregate consideration, as set forth in the instrument relating thereto without regard to any antidilution or similar provisions contained therein for a subsequent adjustment of such amount, payable to the Corporation upon the exercise of such rights, warrants or options, plus the consideration received by the Corporation for the issuance or sale of such rights, warrants or options, plus, in the case of such

          Convertible Securities, the minimum aggregate amount, as set forth in the instrument relating thereto without regard to any antidilution or similar provisions contained therein for a subsequent adjustment of such amount, of additional consideration, if any, other than such Convertible Securities, payable upon the conversion or exchange thereof, by (y) the total maximum number, as set forth in the instrument relating thereto without regard to any antidilution or similar provisions contained therein for a subsequent adjustment of such amount, of shares of Common Stock issuable upon the exercise of such rights, warrants or options or upon the conversion or exchange of such Convertible Securities issuable upon the exercise of such rights, warrants or options) is less than either the Conversion Price or the Market Price of the Common Stock as of the date of the issuance or sale of such rights, warrants or options, then such total maximum number of shares of Common Stock issuable upon the exercise of such rights, warrants or options or upon the conversion or exchange of such Convertible Securities (as of the date of the issuance or sale of such rights, warrants or options) shall be deemed to be "Common Stock" for purposes of Section 4(c)(i) hereof and shall be deemed to have been sold for an amount equal to such consideration per share and shall cause an adjustment to be made in accordance with Section 4(c)(i).

               (D) In case of the sale by the Corporation of any Convertible Securities, whether or not the right of conversion or exchange thereunder is immediately exercisable, and the price per share for which Common Stock is issuable upon the conversion or exchange of such Convertible Securities (determined by dividing (x) the total amount of consideration received by the Corporation for the sale of such Convertible Securities, plus the minimum aggregate amount, as set forth in the instrument relating thereto without regard to any antidilution or similar provisions contained therein for a subsequent adjustment of such amount, of additional consideration, if any, other than such Convertible Securities, payable upon the conversion or exchange thereof, by (y) the total maximum number, as set forth in the instrument relating thereto without regard to any antidilution or similar provisions contained therein for a subsequent adjustment of such amount, of shares of Common Stock issuable upon the conversion or exchange of such Convertible Securities) is less than either the Conversion Price or the Market Price of the Common Stock as of the date of the sale of such Convertible Securities, then such total maximum number of shares of Common Stock issuable upon the conversion or exchange of such Convertible Securities (as of the date of the sale of such Convertible Securities) shall be deemed to be "Common Stock" for purposes of Section 4(c)(i) hereof and shall be deemed to have been sold for an amount equal to such consideration per share and shall cause an adjustment to be made in accordance with Section 4(c)(i).

               (E) In case the Corporation shall modify the rights of conversion, exchange or exercise of any of the securities referred to in (C) and (D) above or any other securities of the Corporation convertible, exchangeable or exercisable for shares of Common Stock, for any reason other than an event that would require adjustment to prevent dilution, so that the consideration per share received by the Corporation after such modification is less than either the Conversion Price or the Market Price as of the date prior to such modification, then such securities, to the extent not theretofore exercised, converted or exchanged, shall be deemed to have expired or terminated immediately prior to the date of such modification and the Corporation shall be deemed for purposes of calculating any adjustments pursuant to this
          Section 4(c) to have issued such new securities upon such new terms on the date of modification. Such adjustment shall become effective as of the date upon which such modification shall take effect. On the expiration or cancellation of any such right, warrant or option or the termination or cancellation of any such right to convert or exchange any such Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be readjusted to such Conversion Price as would have obtained (a) had the adjustments made upon the issuance or sale of such rights, warrants, options or Convertible Securities been made upon the basis of the issuance of only the number of shares of Common Stock theretofore actually delivered (and the total consideration received therefor) upon the exercise of such rights, warrants or options or upon the conversion or exchange of such Convertible Securities and (b) had adjustments been made on the basis of the Purchase Price as adjusted under clause (a) for all transactions (which would have affected such adjusted Purchase Price) made after the issuance or sale of such rights, warrants, options or Convertible Securities.

               (F) In case of the sale of any shares of Common Stock, any Convertible Securities, any rights or warrants to subscribe for or purchase, or any options for the purchase of, Common Stock or Convertible Securities, the consideration received by the Corporation therefor shall be deemed to be the gross sales price therefor without deducting therefrom any expense paid or incurred by the Corporation or any underwriting discounts or commissions or concessions paid or allowed by the Corporation in connection therewith. In the event that any securities shall be issued in connection with any other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated among the securities, then each of such securities shall be deemed to have been issued for such consideration as the Board of Directors of the Corporation determines in good faith; provided, however that if holders of in excess of 10% of the then outstanding Series A Preferred Stock disagree with such determination, the Corporation shall retain an independent investment banking firm for the purpose of obtaining an appraisal.

          (vi) Notwithstanding any other provision hereof, no adjustment to the Conversion Price will be made

               (A) upon the exercise of any of the options outstanding on the date hereof under the Corporation's existing stock option plans; or

               (B) upon the issuance or exercise of options which may hereafter be granted with the approval of the Board of Directors, or exercised, under the Corporation's 1996 Stock Option Plan or under any other employee benefit plan of the Company to officers, directors or employees, but only with respect to such options as are exercisable at prices no lower than the Closing Bid Price (or, if the prices referenced in the definition of Closing Bid Price cannot be determined, the Fair Market Value) of the Common Stock as of the date of grant thereof; or

               (C) upon the sale of any shares of Common Stock, warrants to purchase Common Stock or Convertible Securities in a firm commitment underwritten public offering, including, without limitation, shares sold upon the exercise of any overallotment option granted to the underwriters in connection with such offering; or

               (D) upon issuance or exercise of the Placement Warrants (in each case as defined in the placement agency agreement between the Corporation and the placement agent for sales of the Series A Preferred Stock), or upon the issuance or conversion of the Preferred Stock included in Liquidity Enhanced Exchangeable Preferred Stock Units of the Company issued (i) on or prior to the Final Closing Date or (ii) pursuant to the exercise of the Placement Warrants, or

               (E) upon the issuance or sale of Common Stock or Convertible Securities pursuant to the exercise of any rights, options or warrants to receive, subscribe for or purchase, or any options for the purchase of, Common Stock or Convertible Securities, whether or not such rights, warrants or options were outstanding on the date of the original sale of the Series A Preferred Stock or were thereafter issued or sold, provided that an adjustment was either made or not required to be made in accordance with Section 4(c)(i) in connection with the issuance or sale of such securities or any modification of the terms thereof; or

               (F) upon the issuance or sale of Common Stock upon conversion or exchange of any Convertible Securities, provided that any adjustments required to be made upon the issuance or sale of such Convertible Securities or any modification of the terms thereof were so made, and whether or not such Convertible Securities were outstanding on the date of the original sale of the Series A Preferred Stock or were thereafter issued or sold.

Section 4(c)(v)(E) shall nevertheless apply to any modification of the rights of conversion, exchange or exercise of any of the securities referred to in (A) through (C) or, to the extent effected with respect to less than all of the outstanding Series A Preferred Stock, as the case may be, (D) above other than automatic modifications made pursuant to applicable anti-dilution provisions with respect to such securities.

          (vii) As used in this Section 4(c), the term "Common Stock" shall mean and include the Corporation's Common Stock authorized on the date of the original issue of the Units and shall also include any capital stock of any class of the Corporation thereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary liquidation, dissolution or winding up of the Corporation; provided, however, that the shares issuable upon conversion of the Series A

     Preferred Stock shall include only shares of such class designated in the Corporation's Certificate of Incorporation as Common Stock on the date of the original issue of the Units or (i), in the case of any reclassification, change, consolidation, merger, sale or conveyance of the character referred to in Section 4(c)(ii) hereof, the stock, securities or property provided for in such section or (ii), in the case of any reclassification or change in the outstanding shares of Common Stock issuable upon conversion of the Series A Preferred Stock as a result of a subdivision or combination or consisting of a change in par value, or from par value to no par value, or from no par value to par value, such shares of Common Stock as so reclassified or changed.

          (ix) Any determination as to whether an adjustment in the Conversion Price in effect hereunder is required pursuant to Section 4(c), or as to the amount of any such adjustment, if required, shall be binding upon the holders of the Series A Preferred Stock and the Company if made in good faith by the Board of Directors of the Company.

     (d) NO FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon conversion of shares of Series A Preferred Stock. If more than one certificate evidencing shares of Series A Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A Preferred Stock so surrendered. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of any shares of Series A Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the same fraction of the Market Price as of the close of business on the day of conversion.

     (e) RESERVATION OF SHARES; TRANSFER TAXES; ETC. The Corporation shall at all times reserve and keep available, out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Series A Preferred Stock, such number of shares of its Common Stock free of preemptive rights as shall be sufficient to effect the conversion of all shares of Series A Preferred Stock from time to time outstanding. The Corporation shall authorize and reserve a sufficient number of shares of the Common Stock to permit the conversion in full of the Series A Preferred Stock (including in the event of a Reset Event, as defined in Section 5). The Corporation shall use its best efforts to effect such authorization by the date which is 90 days following the Final Closing Date but in any event no later than the date which is 270 days following the Final Closing Date. If such authorization is not effected by the date which is 270 days following the Final Closing Date, the holder shall be entitled at its option, to require the Corporation to repurchase the shares of Series A Preferred Stock then held by such holder at $100.00 per share. In the event that on the date that a holder of Series A Preferred Stock elects to convert such holder's shares of Series A Preferred Stock the Corporation has not authorized and reserved a sufficient number of shares of Common Stock to permit such conversion in full, the holder will be entitled upon conversion to receive the fair market value per share of Common Stock on account of the shares which would have been issuable to the holder upon conversion but which the Corporation was unable to issue due to the lack of authorized and reserved shares. The fair market value shall be paid in cash, or, if the Corporation does not have sufficient cash, then with secured demand notes. Fair market value per share of Common Stock for purposes of this Section 4(e) shall mean the Closing Bid Price per share of the Common Stock for the trading day immediately preceding the conversion. The

Corporation shall use its best efforts from time to time, in accordance with the laws of the State of Delaware, to increase the authorized number of shares of Common Stock if at any time the number of shares of authorized, unissued and unreserved Common Stock shall not be sufficient to permit the conversion of all the then-outstanding shares of Series A Preferred Stock (including in the event of a Reset Event, (as defined in Section 5).

     The Corporation shall pay any and all issue or other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of the Series A Preferred Stock. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of Common Stock (or other securities or assets) in a name other than that in which the shares of Series A Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

     (f) PRIOR NOTICE OF CERTAIN EVENTS. In case:

          (i) the Corporation shall declare any dividend (or any other distribution); or

          (ii) the Corporation shall authorize the granting to the holders of Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights or warrants; or

          (iii) of any reclassification of Common Stock (other than a subdivision or combination of the outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value); or

          (iv) of any consolidation or merger (including, without limitation, a Merger Transaction) to which the Corporation is a party and for which approval of any stockholders of the Corporation shall be required, or of the sale or transfer of all or substantially all of the assets of the Corporation or of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or other property; or

          (v) of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation (including, without limitation, a Liquidation Event);

then the Corporation shall cause to be filed with the transfer agent for the Series A Preferred Stock, and shall cause to be mailed to the holders of record of the Series A Preferred Stock, at their last addresses as they shall appear upon the stock transfer books of the Corporation, at least 20 days prior to the applicable record date hereinafter specified, a notice stating (x) the date on which a record (if any) is to be taken for the purpose of such dividend, distribution or granting of rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined and a description of the cash, securities or other property to be received by such holders upon such dividend, distribution or granting of rights or warrants or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up or other Liquidation Event is expected to become effective, the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such exchange, dissolution, liquidation or winding up or other Liquidation Event and the consideration, including securities or other property, to be received by such holders upon such exchange; provided, however, that no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice.

     (g) OTHER CHANGES IN CONVERSION RATE. The Corporation from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least 20 days and if the increase is irrevocable during the period. Whenever the Conversion Rate is so increased, the Corporation shall mail to holders of record of the Series A Preferred Stock a notice of the increase at least 15 days before the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period it will be in effect.

     The Corporation may make such increases in the Conversion Rate, in addition to those required or allowed by this Section 4, as shall be determined by it, as evidenced by a resolution of the Board of Directors, to be advisable in order to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes.

     Notwithstanding anything to the contrary herein, in no case shall the Conversion Price be adjusted to an amount less than $.01 per share, the current par value of the Common Stock into which the Series A Preferred Stock is convertible.

     (h) AMBIGUITIES/ERRORS. The Board of Directors of the Corporation shall have the power to resolve any ambiguity or correct any error in the provisions relating to the convertibility of the Series A Preferred Stock, and its actions in so doing shall be final and conclusive.


     5. CONVERSION PRICE RESET EVENT. The Conversion Price (subject to the adjustments pursuant to the provisions of Section 4(c) above), is subject to adjustment on the date which is twelve (12) months after the Final Closing Date (the "Reset Date") if the average Closing Bid Price of the Common Stock for the thirty (30) consecutive trading days immediately preceding the Reset Date (the "Reset Trading Price") is less than 130% of the then applicable Conversion Price (a "Reset Event"). Upon a Reset Event, the then applicable Conversion Price shall be reduced to equal the greater of (i) the Reset Trading Price divided by
1.3 and (ii) 50% of the then applicable Conversion Price. If there is any change in the Conversion Price as a result of the preceding sentence, then the Conversion Rate shall be changed accordingly as set forth above. The Corporation shall prepare a certificate signed by the principal financial officer of the Corporation setting forth the Conversion Rate as of the Reset Date, showing in reasonable detail the facts upon which such Conversion Rate is based, and such certificate shall forthwith be filed with the transfer agent of the Series A Preferred Stock. A notice stating that the Conversion Rate has been adjusted pursuant to this paragraph, or that no adjustment is necessary, and setting forth the Conversion Rate in effect as of the Reset Date shall be mailed as promptly as practicable after the Reset Date by the Corporation to all record holders of the Series A Preferred Stock at their last addresses as they shall appear in the stock transfer books of the Corporation.

     6. MANDATORY CONVERSION. At any time on or after the date that is 12 months after the Final Closing Date, the Corporation, at its option, may cause the Series A Preferred Stock to be converted in whole, or in part, on a pro rata basis, into fully paid and nonassessable shares of Common Stock at the then effective Conversion Rate and such other securities and property as herein provided if the Closing Bid Price of the Common Stock (or, if the prices referenced in the definition of Closing Bid Price cannot be determined, the Fair Market Value (as defined in Section 3(b)) of the Common Stock) shall have exceeded 200% of the then applicable Conversion Price for at least 20 trading days in any 30 consecutive trading day period ending three days prior to the date of conversion. Any shares of Series A Preferred Stock so converted shall be treated as having been surrendered by the holder thereof for conversion pursuant to Section 4 on the date of such mandatory conversion (unless previously converted at the option of the holder).

     Not more than 60 nor less than 20 days prior to the date of any such mandatory conversion, notice by first class mail, postage prepaid, shall be given to the holders of record of the Series A Preferred Stock to be converted, addressed to such holders at their last addresses as shown on the stock transfer books of the Corporation. Each such notice shall specify the date fixed for conversion, the place or places for surrender of shares of Series A Preferred Stock, and the then effective Conversion Rate pursuant to Section 4.

     Any notice which is mailed as herein provided shall be conclusively presumed to have been duly given by the Corporation on the date deposited in the mail, whether or not the holder of the Series A Preferred Stock receives such notice; and failure properly to give such notice by mail, or any defect in such notice, to the holders of the shares to be converted shall not affect the validity of the proceedings for the conversion of any other shares of Series A Preferred Stock. On or after the date fixed for conversion as stated in such notice, each holder of shares called to be converted shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice for conversion. Notwithstanding that the certificates evidencing any shares properly called for conversion shall not have been surrendered, the shares shall no longer be deemed outstanding and all rights whatsoever with respect to the shares so called for conversion (except the right of the holders to convert such shares upon surrender of their certificates therefor) shall terminate.

     7. VOTING RIGHTS.

     (a) GENERAL. Except as otherwise provided herein, in the Certificate of Incorporation or the By-laws or as required by applicable law, the holders of shares of Series A Preferred Stock, the holders of shares of Common Stock and the holders of any other class or series of shares entitled to vote with the Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation. In any such vote, each share of Series A Preferred Stock shall entitle the holder thereof to cast the number of votes equal to the number of votes which could be cast in such vote by a holder of the Common Stock into which such share of

Series A Preferred Stock is convertible (regardless of whether the Corporation has sufficient authorized Shares of Common Stock to issue upon the conversion of all outstanding Series A Preferred Stock) on the record date for such vote, or if no record date has been established, on the date such vote is taken. Any shares of Series A Preferred Stock held by the Corporation or any entity controlled by the Corporation shall not have voting rights hereunder and shall not be counted in determining the presence of a quorum.

     (b) Class Voting Rights. In addition to any vote specified in Section 7(a), so long as 50% of the shares of Series A Preferred Stock (including those shares of Series A Preferred Stock issued or issuable upon the exercise of the warrants issued to Paramount Capital, Inc., the placement agent in connection with the offer and sale of the Series A Preferred Stock or any other options for the purchase of Series A Preferred Stock) shall be outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least 66.67% of all outstanding Series A Preferred Stock voting separately as a class,
(i) amend, alter or repeal any provision of the Certificate of Incorporation, or the Bylaws of the Corporation so as adversely to affect the relative rights, preferences, qualifications, limitations or restrictions of the Series A Preferred Stock, (ii) declare or pay any dividend or distribution on any securities of the Corporation other than the Series A Preferred Stock pursuant to and accordance with the provisions of this Certificate of Designations, or authorize the repurchase of any securities of the Corporation, or (iii) authorize or issue, or increase the authorized amount of, any security ranking prior to the Series A Preferred Stock (A) upon a Liquidation Event or (B) with respect to the payment of any dividends or distributions or (C) with respect to voting rights. The vote as contemplated herein shall specifically not be required for (x) issuances of Common Stock or capital stock of the Corporation on parity with the Series A Preferred Stock , (y) the authorization, issuance or increase in the amount of the Series A Preferred Stock prior to the Final Closing Date or (z) any consolidation or merger of the Corporation with or into another corporation in which the Corporation is not the surviving entity, a sale or transfer of all or part of the Corporation's assets for cash, securities or other property, or a compulsory share exchange.

     8. OUTSTANDING SHARES. For purposes of this Certificate of Designations, all shares of Series A Preferred Stock shall be deemed outstanding except (i) from the date, or the deemed date, of surrender of certificates evidencing shares of Series A Preferred Stock, all shares of Series A Preferred Stock converted into Common Stock, (ii) from the date of registration of transfer, all shares of Series A Preferred Stock held of record by the Corporation or any subsidiary of the Corporation and (iii) any and all shares of Series A Preferred Stock held in escrow prior to delivery of such stock by the Corporation to the initial beneficial owners thereof.

     9. STATUS OF ACQUIRED SHARES. Shares of Series A Preferred Stock received upon conversion pursuant to Section 4 or Section 5 or Section 6 or otherwise acquired by the Corporation will be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to class, and may thereafter be issued, but not as shares of Series A Preferred Stock.


     10. PREEMPTIVE RIGHTS. The Series A Preferred Stock is not entitled to any preemptive or subscription rights in respect of any securities of the Corporation.


     11. NO AMENDMENT OR IMPAIRMENT. The Corporation shall not amend its Certificate of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, for the purpose of avoid ing or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the rights of the holders of the Series A Preferred Stock against impairment.


     12. SEVERABILITY OF PROVISIONS. Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

     IN WITNESS WHEREOF, Palatin Technologies, Inc. has caused this certificate to be signed on its behalf by Edward J. Quilty, its Chairman and Chief Executive Officer, this 21 day of February , 1997.


                                   PALATIN TECHNOLOGIES, INC.




                                   By:   /s/ Edward J. Quilty
                                       ------------------------------
                                   Name:   Edward J. Quilty
                                   Title:  Chairman and Chief Executive Officer


ATTEST:


  /s/ John J. McDonough
-------------------------------
Secretary

                            CERTIFICATE OF AMENDMENT

                                     TO THE

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                           PALATIN TECHNOLOGIES, INC.




                            Under Section 242 of the
                             General Corporation Law
                            of the State of Delaware



         The undersigned officer of Palatin Technologies, Inc., a Delaware corporation (the "Corporation"), in order to amend the Restated Certificate of Incorporation of the Corporation, pursuant to the provisions of Section 242 of the General Corporation Law of the State of Delaware, does hereby certify as follows:

     1. The Restated Certificate of Incorporation of the Corporation is hereby amended by striking out Section 1 of Article IV thereof in its entirety and by substituting in lieu of said Section 1 the following new Section 1:

                  Section 1. AUTHORIZED CAPITAL STOCK. The Corporation shall be authorized to issue two classes of shares of capital stock to be designated, respectively, "Preferred Stock" and "Common Stock." The total number of shares of capital stock which the Corporation shall have the authority to issue is 85,000,000, comprised of 75,000,000 shares of Common Stock, par value $.01 per share, and 10,000,000 shares of Preferred Stock, par value $.01 per share.

     2. The Restated Certificate of Incorporation of the Corporation is hereby amended by including a new Section 4 of Article IV thereof as follows:

                  SECTION 4. Upon the date the Certificate of Amendment, including this Section 4, is filed with the Secretary of State of the State of Delaware (the "Effective Date"), each four shares of issued and outstanding shares of Common Stock of this Corporation shall be automatically combined into one share of Common Stock of this Corporation (the "Reverse Stock Split"). In lieu of the issuance of any fractional shares that would otherwise result from the Reverse Stock Split, the Corporation shall pay the cash value of fractions of a share determined by the average closing price of the Common Stock for the five (5) trading days immediately preceding the Effective Date multiplied by the fractional interest. Following the Effective Date, certificates representing the shares of Common Stock to be outstanding thereafter shall be exchanged for certificates now outstanding pursuant to procedures adopted by the Corporation's Board of Directors and communicated to those who are to receive new certificates.

     3. The foregoing amendments to the Corporation's Restated Certificate of Incorporation were duly authorized and adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     4. This Certificate of Amendment shall become effective at 11:59 p.m., EDT, on September 5, 1997.

         IN WITNESS WHEREOF, the undersigned has signed this Certificate of Amendment and does hereby affirm, under penalty of perjury, that the statements contained herein are true and correct, this 5th day of September, 1997.

                                              Palatin Technologies, Inc.

                                               /s/ John J. McDonough
                                              -------------------------
                                              Name:  John J. McDonough
                                              Title: Vice President

                           CERTIFICATE OF DESIGNATIONS

                                       of

                      SERIES B CONVERTIBLE PREFERRED STOCK

                                       of

                           PALATIN TECHNOLOGIES, INC.

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware


     PALATIN TECHNOLOGIES, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify that, pursuant to the authority conferred on the Board of Directors of the Corporation by the Certificate of Incorporation, as amended to date (the "Certificate of Incorporation"), of the Corporation and in accordance with Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation adopted the following resolution establishing a series of 18,875 shares of Preferred Stock of the Corporation designated as "Series B Convertible Preferred Stock":

                  RESOLVED, that pursuant to the authority conferred on the Board of Directors of this Corporation by the Certificate of Incorporation, a series of Preferred Stock, par value $.01 per share, of the Corporation is hereby established and created, and that the designation and number of shares thereof and the voting and other powers, preferences and relative, participating, optional or other rights of the shares of such series and the qualifications, limitations and restrictions thereof are as follows:

                      SERIES B CONVERTIBLE PREFERRED STOCK

     Section 1. Designation, Amount and Par Value. The series of preferred stock shall be designated as Series B Convertible Preferred Stock (the "Preferred Stock") and the number of shares so designated shall be 18,875 (which shall not be subject to increase without the consent of the holders of the Preferred Stock (each, a "Holder")). Each share of Preferred Stock shall have a par value of $.01 per share and a stated value of $100 per share (the "Stated Value").

     Section 2. Dividends and Certain Distributions.

     (a) Holders of Preferred Stock shall not be entitled to receive periodic dividends on the Preferred Stock.

     (b) So long as any Preferred Stock shall remain outstanding, neither the Company nor any subsidiary thereof shall redeem, purchase or otherwise acquire directly or indirectly any Junior Securities (as defined in Section 7), nor shall the Company directly or indirectly pay or declare any dividend or make any distribution (other than a dividend or distribution described in Section 5) upon, nor shall any distribution be made in respect of, any Junior Securities, nor shall any monies be set aside for or applied to the purchase or redemption (through a sinking fund or otherwise) of any Junior Securities or shares pari passu with the Preferred Stock, except for repurchases effected by the Company on the open market, pursuant to a direct stock purchase plan.

     Section 3. Voting Rights. Except as otherwise provided herein and as otherwise required by law, the Preferred Stock shall have no voting rights. However, so long as any shares of Preferred Stock are outstanding, the Company shall not and shall cause its subsidiaries not to, without the affirmative vote of the Holders of 66 2/3% of the shares of the Preferred Stock then outstanding,
(a) alter or change adversely the powers, preferences or rights given to the Preferred Stock, (b) alter or amend this Certificate of Designation, (c) authorize or create any class of stock ranking as to distribution of assets upon a Liquidation (as defined in Section 4) or as to dividends, voting rights or otherwise senior to the Preferred Stock, (d) amend its Certificate of Incorporation, bylaws or other charter documents so as to affect adversely any rights of any Holders, (e) increase the authorized number of shares of Preferred Stock, or (f) enter into any agreement with respect to the foregoing.

     Section 4. Liquidation. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a "Liquidation"), the Holders shall be entitled to receive out of the assets of the Company, whether such assets are capital or surplus, for each share of Preferred Stock an amount equal to the Stated Value before any distribution or payment shall be made to the holders of any Junior Securities, and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the Holders of Preferred Stock shall be distributed among the Holders of Preferred Stock ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. A sale, conveyance or disposition of all or substantially all of the assets of the Company or the effectuation by the Company of a transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of, or a consolidation or merger of the Company with or into any other company or companies shall not be treated as a Liquidation, but instead shall be subject to the provisions of Section 5. The Company shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each record Holder of Preferred Stock.

     Section 5. Conversion.

     (a)(i) Each share of Preferred Stock shall be convertible into shares of Common Stock (subject to reduction pursuant to Section 5(a)(ii) hereof and Section 4.8 of the Purchase Agreement) at the Conversion Ratio (as defined in
Section 7) at the option of the Holder in whole or in part at any time after the Original Issue Date (as defined in Section 7). The Holders shall effect conversions by surrendering the certificate or certificates representing the shares of Preferred Stock to be converted to the Company, together with the form of conversion notice attached hereto as Exhibit A (a "Conversion Notice"). Each Conversion Notice shall specify the number of shares of Preferred Stock to be converted and the date on which such conversion is to be effected, which date may not be prior to the date the Holder delivers such Conversion Notice by facsimile (the "Conversion Date"). If no Conversion Date is specified in a Conversion Notice, the Conversion Date shall be the date that the Conversion Notice is deemed delivered pursuant to Section 5(h). Subject to Sections 5(b) and 5(a)(ii) hereof, each Conversion Notice, once given, shall be irrevocable. If the Holder is converting less than all shares of Preferred Stock represented by the certificate or certificates tendered by the Holder with the Conversion Notice, or if a conversion hereunder cannot be effected in full for any reason, the Company shall promptly deliver to such Holder (in the manner and within the time set forth in Section 5(b)) a certificate for such number of shares as have not been converted.

     (ii) If on any Conversion Date (A) the Common Stock is listed for trading on the Nasdaq National Market or the Nasdaq SmallCap Market, (B) the Conversion Price then in effect is such that the aggregate number of shares of Common Stock that would then be issuable upon conversion in full of all then outstanding shares of Preferred Stock, together with any shares of the Common Stock previously issued upon conversion of the shares of Preferred Stock, would equal or exceed 20% of the number of shares of the Common Stock outstanding on the Original Issue Date (such number of shares as would not equal or exceed such 20% limit, the "Issuable Maximum"), and (C) the Company shall not have previously obtained the vote of stockholders (the "Shareholder Approval"), if any, as may be required by the rules and regulations of The Nasdaq Stock Market (or any successor association) applicable to approve the issuance of Common Stock in excess of the Issuable Maximum in a private placement whereby shares of Common Stock are deemed to have been issued at a price that is less than the greater of book or fair market value of the Common Stock, then the Company shall issue to the Holder so requesting a conversion a number of shares of Common Stock equal to the Issuable Maximum and, with respect to the remainder of the aggregate Stated Value of the shares of Preferred Stock then held by such Holder for which a conversion in accordance with the Conversion Price would result in an issuance of Common Stock in excess of the Issuable Maximum, the Company shall use its best efforts to obtain the Shareholder Approval applicable to such issuance as soon as is possible, but in any event not later than the 60th day after such request.

     (b) (i) Not later than three (3) Trading Days after any Conversion Date, the Company will deliver to the Holder (i) a certificate or certificates which shall be free of restrictive legends and trading restrictions (other than those required by Section 4.1(b) of the Purchase Agreement) representing the number of shares of Common Stock being acquired upon the conversion of shares of Preferred Stock (subject to reduction pursuant to Section 5(a)(ii) hereof and Section 4.8 of the Purchase Agreement) and (ii) one or more certificates representing the number of shares of Preferred Stock tendered for conversion that were not requested to be converted (or that the Company is prohibited from converting); provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon conversion of any shares of Preferred Stock until certificates evidencing such shares of Preferred Stock are either delivered for conversion to the Company or any transfer agent for the Preferred Stock or Common Stock, or the Holder of such Preferred Stock notifies the Company that such certificates have been lost, stolen or destroyed and provides a bond (or other adequate security) reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith. The Company shall, upon request of the Holder, if available, use its best efforts to deliver any certificate or certificates required to be delivered by the Company under this Section electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions. If in the case of any Conversion Notice such certificate or certificates are not delivered to or as directed by the applicable Holder by the third Trading Day after the Conversion Date, the Holder shall be entitled by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return the certificates representing the shares of Preferred Stock tendered for conversion, (such recission shall be in addition to, and not in lieu of, the rights set forth elsewhere herein).

     (c) (i) The conversion price for each share of Preferred Stock (the "Conversion Price") in effect on any Conversion Date shall be $5.50; provided, that, if the Reset Price (as defined in Section 7) is less than $6.05, then the Conversion Price shall be reduced to the greater of (A) the Reset Price divided by 1.1 and (B) $2.75 ($5.50 as so reset, the "Initial Conversion Price"); provided, however, that, (a) if the Underlying Securities Registration Statement is not filed on or prior to the Filing Date (as defined in the Registration Rights Agreement) (for purposes hereof, in the event the Company files such Underlying Securities Registration Statement without complying with the provisions of Section 3(a) of the Registration Rights Agreement, such filing shall not be deemed to have occurred), or (b) if the Company fails to file with the Commission a request for acceleration in accordance with Rule 12d1-2 promulgated under the Exchange Act within five (5) days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that an Underlying Securities Registration Statement will not be "reviewed" or not subject to further review, or (c) if the Underlying Securities Registration Statement is not declared effective by the Commission on or prior to the 120th day after the Original Issue Date, or (d) if such Underlying Securities Registration Statement is filed with and declared effective by the Commission but thereafter ceases to be effective as to all Registrable Securities (as such term is defined in the Registration Rights Agreement) at any time prior to the expiration of the "Effectiveness Period" (as such term is defined in the Registration Rights Agreement), without being succeeded within 10 Trading Days by a subsequent Underlying Securities Registration Statement filed with and declared effective by the Commission, or (e) if the conversion rights of the Holders are suspended for any reason, or if a Holder is not permitted to resell Registrable Securities under an Underlying Securities Registration Statement, or (f) if the Company is required to convene a stockholders meeting pursuant to Section 5(a)(ii) and fails to convene such meeting within the time period specified in such Section or does so convene such a meeting within such time period but fails to obtain Shareholder Approval at such meeting, or (g) if an amendment to the Underlying Securities Registration Statement is not filed by the Company with the Commission within ten (10) days of the Commission's notifying the Company that such amendment is required in order for the Underlying Securities Registration Statement to be declared effective, or (h) if the Company fails to comply with requests for conversion of any Preferred Stock into shares of Common Stock in accordance with the terms hereof (any such failure or breach being referred to as an "Event" and for purposes of clauses
(a), (c), (e), (f) and (h) the date on which such Event occurs, or for purposes of clause (b) the date on which such five (5) day period is exceeded, or for purposes of clauses (d) and (g) the date which such 10 Trading Day-period is exceeded, being referred to as "Event Date"), then each Holder shall have the right, exercisable by notice to the Company (an "Initial Reduced Conversion Notice"), to decrease the Conversion Price by 1.5% as of the Event Date, and by an additional 2.5% (on a cumulative basis) as of each monthly anniversary of such Event Date until the Event at issue has been cured. The Holder can discontinue and recontinue such election as to subsequent periods by notice to the Company to such effect. Any decrease in the Conversion Price pursuant to this Section shall continue notwithstanding the fact that the Event causing such decrease has been subsequently cured. If the Common Stock shall fail to be listed on, or be suspended from trading from, the Nasdaq National Market or Nasdaq SmallCap Market for three (3) Trading Days (which need not be consecutive Trading Days), then each Holder shall have the right, exercisable by notice to the Company (the "Subsequent Reduced Conversion Price Notice"), to discount the Conversion Price by 25% (which discount shall be cumulative with any other discounts herein provided). For purposes hereof, shares of Preferred Stock for which a conversion has been requested in accordance with the terms hereof shall be deemed to be outstanding and held by the converting holder if such Event, delisting or suspension (as the case may be) occurs on or prior to the date that the Holder receives the Underlying Shares from the Company in respect thereof.

     (ii) If the Company, at any time while any shares of Preferred Stock are outstanding, shall (a) pay a stock dividend or otherwise make a distribution or distributions on shares of its Junior Securities or pari passu securities payable in shares of Common Stock, (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of Common Stock any shares of capital stock of the Company, the Initial Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section 5(c)(ii) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

     (iii) If the Company, at any time while any shares of Preferred Stock are outstanding, shall issue rights or warrants to all holders of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Per Share Market Value of the Common Stock at the record date mentioned below, the Initial Conversion Price shall be multiplied by a fraction, of which the denominator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Per Share Market Value. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. However, upon the expiration of any right or warrant to purchase Common Stock the issuance of which resulted in an adjustment in the Initial Conversion Price pursuant to this Section 5(c)(iii), if any such right or warrant shall expire and shall not have been exercised, the Initial Conversion Price shall immediately upon such expiration be recomputed and effective immediately upon such expiration be increased to the price which it would have been (but reflecting any other adjustments in the Initial Conversion Price made pursuant to the provisions of this Section 5 after the issuance of such rights or warrants) had the adjustment of the Initial Conversion Price made upon the issuance of such rights or warrants been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercise of such rights or warrants actually exercised.

     (iv) If the Company, at any time while shares of Preferred Stock are outstanding, shall distribute to all holders of Common Stock (and not to Holders of Preferred Stock) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security (excluding those referred to in Sections 5(c)(ii) and (iii) above), then in each such case the Conversion Price at which each share of Preferred Stock shall thereafter be convertible shall be determined by multiplying the Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Per Share Market Value of Common Stock determined as of the record date mentioned above, and of which the numerator shall be such Per Share Market Value of the Common Stock on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by the Board of Directors in good faith; provided, however, that in the event of a distribution exceeding ten percent (10%) of the net assets of the Company, if the Holders of a majority in interest of the Preferred Stock dispute such valuation, such fair market value shall be determined by a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Company) (an "Appraiser") selected in good faith by the Holders of a majority in interest of the shares of Preferred Stock then outstanding; and provided, further, that the Company, after receipt of the determination by such Appraiser shall have the right to select an additional Appraiser, in good faith, in which case the fair market value shall be equal to the average of the determinations by each such Appraiser. In either case the adjustments shall be described in a statement provided to the Holders of Preferred Stock of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

     (v) All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

     (vi) Whenever the Conversion Price is adjusted pursuant to Section 5(c)(i),(ii),(iii) or (iv), the Company shall promptly mail to each Holder of Preferred Stock, a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

     (vii) A. In case of any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is converted into cash or property, the Holders of the Preferred Stock then outstanding shall have the right thereafter to convert such shares only into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such reclassification or share exchange, and the Holders of the Preferred Stock shall be entitled upon such event to receive such amount of securities, cash or property as the shares of the Common Stock of the Company into which such shares of Preferred Stock could have been converted immediately prior to such reclassification or share exchange would have been entitled.

     B. In the case of any consolidation or merger of the Company with or into another Person pursuant to which the Company will not be the surviving entity, any sale of all or substantially all of the assets of the Company, or any sale or transfer or compulsory share exchange pursuant to which the Common Stock is converted into securities of an entity other than the Company, each Holder of Preferred Stock then outstanding shall have the option to either (1) convert their shares of Preferred Stock into shares of Common Stock pursuant to the terms hereof prior to the effective date of such transaction, or (2) subject to the liquidation rights of the Company's Series A Convertible Preferred Stock, be issued shares of convertible preferred stock or convertible debentures of the Person with which such consolidation, merger, sale, transfer or share exchange takes place, which newly issued shares or debentures (as the case may be) shall have terms substantially similar in all material respects to the terms of the Preferred Stock (including with respect to conversion) and shall be entitled to all of the rights and privileges of a Holder set forth in this Certificate of Designation, the Registration Rights Agreement and the Purchase Agreement (including, without limitation, as such rights relate to the acquisition, transferability, registration and listing of the freely tradeable securities issuable upon a conversion or exchange thereof). Simultaneously with such issuance of such convertible preferred stock or convertible debentures, the Holders of Preferred Stock shall have the right to convert such shares of preferred stock only into shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such consolidation, merger, sale, transfer or exchange. In the case of clause (2) of the immediately preceding sentence, the conversion price for such newly issued shares or debentures (as the case may be) shall be based upon the amount of securities, cash or property that each share of Common Stock would receive in such transaction and the Conversion Price stated herein. The terms of any such reclassification, consolidation, merger, sale or exchange under this Section shall include such terms so as to continue to give the Holders the right to receive the securities, cash or property set forth in this Section upon any conversion or redemption following such reclassification, consolidation, merger, sale, transfer or exchange. This provision shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

     (viii) If:

          A. the Company shall declare a dividend (or any other distribution) on its Common Stock; or

          B. the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock; or

          C. the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

          D. the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share of exchange whereby the Common Stock is converted into other securities, cash or property; or

          E. the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company;

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Preferred Stock, and shall cause to be mailed to the Holders of Preferred Stock at their last addresses as they shall appear upon the stock books of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of

Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided, however, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. Holders are entitled to convert shares of Preferred Stock during the 20-day period commencing the date of such notice to the effective date of the event triggering such notice.

     (ix) If the Company (i) makes a public announcement that it intends to enter into a Change of Control Transaction or (ii) any person, group or entity (including the Company, but excluding a Holder or any affiliate of a Holder) publicly announces a bona fide tender offer, exchange offer or other transaction to purchase 50% or more of the Common Stock (such announcement being referred to herein as a "Major Announcement" and the date on which a Major Announcement is made, the "Announcement Date"), then, in the event that a Holder seeks to convert shares of Preferred Stock on or following the Announcement Date, the Conversion Price shall, effective upon the Announcement Date and continuing through the earlier to occur of the consummation of the proposed transaction or tender offer, exchange offer or other transaction and the Abandonment Date (as defined below), be equal to the lower of (x) the average Per Share Market Value on the five Trading Days immediately preceding (but not including) the Announcement Date and (y) the Conversion Price in effect on the Conversion Date for such Preferred Stock. "Abandonment Date" means with respect to any proposed transaction or tender offer, exchange offer or other transaction for which a public announcement as contemplated by this paragraph has been made, the date upon which the Company (in the case of clause (i) above) or the person, group or entity (in the case of clause (ii) above) publicly announces the termination or abandonment of the proposed transaction or tender offer, exchange offer or another transaction which caused this paragraph to become operative.

     (d) The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of Preferred Stock free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders of Preferred Stock, not less than such number of shares of Common Stock as shall (subject to any additional requirements of the Company as to reservation of such shares set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 5(a) and Section 5(c)) upon the conversion of all outstanding shares of Preferred Stock. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, nonassessable and freely tradeable, subject to the legend requirements of Section 4.1(b) of the Purchase Agreement.

     (e) Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of Common Stock, but must make a cash payment in respect of any final fraction of a share based on the Per Share Market Value at such time.

     (f) The issuance of certificates for shares of Common Stock on conversion of Preferred Stock shall be made without charge to the Holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such shares of Preferred Stock so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

     (g) Shares of Preferred Stock converted into Common Stock shall be canceled and shall have the status of authorized but unissued shares of undesignated stock.

     (h) Any and all notices or other communications or deliveries to be provided by the Holders of the Preferred Stock hereunder, including, without limitation, any Conversion Notice, shall be in writing and delivered personally, by facsimile or sent by a nationally recognized overnight courier service, addressed to the attention of the Chief Executive Officer of the Company at the facsimile telephone number or address of the principal place of business of the Company as set forth in the Purchase Agreement. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile or sent by a nationally recognized overnight courier service, addressed to each Holder of Preferred Stock at the facsimile telephone number or address of such Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 8:00 p.m. (Eastern Standard Time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 8:00 p.m. (Eastern Standard Time) on any date and earlier than 11:59 p.m. (Eastern Standard Time) on such date, (iii) upon receipt, if sent by a nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

     Section 6. Redemption at Option of Company.

     (a) The Company shall have the right, exercisable at any time upon 20 Trading Days notice (an "Optional Redemption Notice") to the Holders of the Preferred Stock given at any time after the Original Issue Date to redeem all or any portion of the shares of Preferred Stock which have not previously been converted or redeemed, at a price equal to the Optional Redemption Price (as defined below). The entire Optional Redemption Price shall be paid in cash. Holders of Preferred Stock may convert (and the Company shall honor such conversions in accordance with the terms hereof) any shares of Preferred Stock, including shares subject to an Optional Redemption Notice, during the period from the date thereof through the 20th Trading Day after the receipt of an Optional Redemption Notice.

     (b) If any portion of the Optional Redemption Price shall not be paid by the Company within seven (7) calendar days after the 20th Trading Day after the delivery of an Optional Redemption Notice, interest shall accrue thereon at the rate of 15% per annum until the Optional Redemption Price plus all such interest is paid in full (any such amount shall be paid as liquidated damages and not as a penalty). In addition, if any portion of the Optional Redemption Price remains unpaid for more than seven (7) calendar days after the date due, the Holder of the Preferred Stock subject to such redemption may elect, by written notice to the Company given at any time thereafter, to either (i) demand conversion in accordance with the formula and the time frame therefor set forth herein of all or any portion of the shares of Preferred Stock for which such Optional Redemption Price, plus accrued liquidated damages thereof, has not been paid in full (the "Unpaid Redemption Shares"), in which event the Per Share Market Value for such shares shall be the lower of the Per Share Market Value calculated on the date the Optional Redemption Price was originally due and the Per Share Market Value as of the Holder's written demand for conversion, or (ii) invalidate ab initio such redemption, notwithstanding anything herein contained to the contrary. If the Holder elects option (i) above, the Company shall within three (3) Trading Days of its receipt of such election deliver to the Holder the shares of Common Stock issuable upon conversion of the Unpaid Redemption Shares subject to such Holder conversion demand and otherwise perform its obligations hereunder with respect thereto; or, if the Holder elects option (ii) above, the Company shall promptly, and in any event not later than three (3) Trading Days from receipt of Holder's notice of such election, return to the Holder all of the Unpaid Redemption Shares.

     (c) The "Optional Redemption Price" shall equal the sum of (i) the product of (A) the number of shares of Preferred Stock to be redeemed and (B) the product of (1) the average Per Share Market Value for the five (5) Trading Days immediately preceding (x) the date of the Optional Redemption Notice or (y) the date of payment in full by the Company of the Optional Redemption Price, whichever is greater, and (2) the Conversion Ratio calculated on the date of the Optional Redemption Notice, and (ii) all other amounts, costs, expenses and liquidated damages due in respect of such shares of Preferred Stock.

     Section 7. Definitions. For the purposes hereof, the following terms shall have the following meanings:

          "Commission" means the Securities and Exchange Commission.

          "Common Stock" means the Company's common stock, $.01 par value, and stock of any other class into which such shares may hereafter have been reclassified or changed.

          "Conversion Ratio" means, at any time, a fraction, of which the numerator is Stated Value and of which the denominator is the Conversion Price at such time.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Junior Securities" means the Common Stock and all other equity securities of the Company, other than the Company's Series A Convertible Preferred Stock and Series C Convertible Preferred Stock (provided it is issued in a financing contemplated in Section 6(b) to the Registration Rights Agreement) or any other security that the Holders consent to be pari passu with the Preferred Stock.

          "Original Issue Date" shall mean the date of the first issuance of any shares of the Preferred Stock regardless of the number of transfers of any particular shares of Preferred Stock and regardless of the number of certificates which may be issued to evidence such Preferred Stock.

          "Per Share Market Value" means on any particular date (a) the closing bid price per share of the Common Stock on such date on the Nasdaq National Market or Nasdaq SmallCap Market or any other stock exchange or quotation system on which the Common Stock is then listed or if there is no such price on such date, then the closing bid price on such exchange or quotation system on the date nearest preceding such date, or (b) if the Common Stock is not listed then on the Nasdaq National Market or Nasdaq SmallCap Market or any stock exchange or quotation system, the closing bid price for a share of Common Stock in the over-the-counter market, as reported by the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (c) if the Common Stock is not then reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the "Pink Sheet" quotes for the relevant conversion period, as determined in good faith by the Holder, or (d) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock as determined by an Appraiser selected in good faith by the Holders of a majority in interest of the shares of the Preferred Stock; provided, however, that the Company, after receipt of the determination by such Appraiser, shall have the right to select an additional Appraiser, in which case, the fair market value shall be equal to the average of the determinations by each such Appraiser; and provided, further that all determinations of the Per Share Market Value shall be appropriately adjusted for any stock dividends, stock splits or other similar transactions during such period.

          "Person" means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

          "Purchase Agreement" means the Convertible Preferred Stock Purchase Agreement, dated as of the Original Issue Date, among the Company and the original Holder of the Preferred Stock.

          "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the Original Issue Date, by and among the Company and the original Holder of the Preferred Stock.

          "Reset Price" means the average of Per Share Market Value for the 30 consecutive Trading Days immediately preceding the 120th day after the Original Issue Date.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Trading Day" means (a) a day on which the Common Stock is traded on the Nasdaq National Market or Nasdaq SmallCap Market or other stock exchange or market on which the Common Stock has been listed, or (b) if the Common Stock is not listed on the Nasdaq SmallCap Market or any stock exchange or market, a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (c) if the Common Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the Common Stock is not listed or quoted as set forth in (a), (b) and (c) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

          "Underlying Securities Registration Statement" means a registration statement under the Securities Act prepared by the Company and filed with the Commission in accordance with the Registration Rights Agreement, covering the resale of the Underlying Shares and naming the Holders as "selling stockholders" thereunder.

          "Underlying Shares" means shares of Common Stock into which the Preferred Stock are convertible in accordance with the terms hereof.

                  [Remainder of page left blank intentionally]

                  IN WITNESS WHEREOF, the Company has caused this certificate to be signed on its behalf by Edward J. Quilty, its Chairman and Chief Executive Officer, this 27th day of April, 1998.

                               The Company:
                               PALATIN TECHNOLOGIES, INC.




                               By:      /s/Edward J. Quilty
                                        -------------------------
                               Name:    Edward J. Quilty
                               Title:   Chairman and Chief Executive Officer


ATTEST


  /s/ Stephen T. Wills
---------------------------
Stephen Wills
Assistant Secretary

                                    EXHIBIT A

                              NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert shares of Preferred Stock)

The undersigned hereby elects to convert the number of shares of Series B Convertible Preferred Stock indicated below, into shares of Common Stock, $.01 par value (the "Common Stock"), of Palatin Technologies, Inc. (the "Company") according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:
                             -------------------------------------------------
                             Date to Effect Conversion


                             -------------------------------------------------
                             Number of shares of Preferred Stock to be Converted


                             -------------------------------------------------
                             Number of shares of Common Stock to be Issued


                             -------------------------------------------------
                             Applicable Conversion Price


                             -------------------------------------------------
                             Signature


                             -------------------------------------------------
                             Name


                             -------------------------------------------------
                             Address

                                [GRAPHIC OMITTED]

                           CERTIFICATE OF DESIGNATIONS
                                       of
                      SERIES C CONVERTIBLE PREFERRED STOCK
                                       of
                           PALATIN TECHNOLOGIES, INC.

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

         PALATIN TECHNOLOGIES, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify that, pursuant to the authority conferred on the Board of Directors of the Corporation by the certificate of incorporation, as amended to date (the "Certificate of Incorporation"), of the Corporation and in accordance with Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation adopted the following resolution establishing a series of 1,400,000 shares of Preferred Stock of the Corporation designated as "Series C Convertible Preferred Stock":

                  RESOLVED, that pursuant to the authority conferred on the Board of Directors of this Corporation by the Certificate of Incorporation, a series of Preferred Stock, par value $.01 per share, of the Corporation is hereby established and created, and that the designation and number of shares thereof and the voting and other powers, preferences and relative, participating, optional or other rights of the shares of such series and the qualifications, limitations and restrictions thereof are as follows:

                                       Series C Convertible Preferred Stock

     Section 1. Designation, Amount and Par Value. The series of preferred stock shall be designated as Series C Convertible Preferred Stock (the "Preferred Stock") and the number of shares so designated shall be 1,400,000. Each share of Preferred Stock shall have a par value of $.01 per share and shall have a stated value of $18.57 per share (the "Stated Value").

     Section 2. Dividends and Certain Distributions.

     (a) The holders (the "Holders" and, individually, a "Holder") of Preferred Stock shall not be entitled to receive periodic dividends on the Preferred Stock.

     (b) So long as any Preferred Stock shall remain outstanding, neither the Corporation nor any subsidiary thereof shall directly or indirectly pay or declare any dividend or make any distribution (other than a dividend or distribution described in Section 5) upon, nor shall any distribution be made in respect of, any Junior Securities (as defined in Section 6).

     Section 3. Voting Rights. Except as otherwise required by law, the Preferred Stock shall have no voting rights.

     Section 4. Liquidation. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a "Liquidation"), the Holder shall be entitled to receive out of the assets of the Corporation, whether such assets are capital or surplus, for each share of Preferred Stock, an amount equal to the Stated Value before any distribution or payment shall be made to the Holders of any Junior Securities, and if the assets of the Corporation shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the Holder of the Preferred Stock shall be distributed to such Holder of the Preferred Stock ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. Any Change in Control shall not be deemed to be a Liquidation, except to the extent it is a Change of Control within the meaning of clause (e) of the definition of Change of Control set forth in Section 6.

     Section 5. Conversion.

     (a) On or after August 15, 2004, or upon a Change in Control with respect to the Corporation, and in either such case effective upon written notice, described below, by the Holder to the Corporation, the Holder may convert some or all of the shares of Preferred Stock, including any shares of Preferred Stock obtained by the Holder pursuant to Section 5(c), into fully paid and nonassessable shares of the Common Stock on a one-share-for-one-share basis, without payment of funds or other consideration of any kind. The Holder shall effect conversions by surrendering to the Corporation the certificate or certificates representing the shares of Preferred Stock to be converted, together with a completed and duly executed conversion notice in the form attached hereto as Exhibit A (a "Conversion Notice"). Each Conversion Notice shall specify the number of shares of Preferred Stock to be converted and the date on which such conversion is to be effected, which date may not be prior to the date the Holder delivers such Conversion Notice by facsimile to the Corporation (the "Conversion Date"). If no Conversion Date is specified in a Conversion Notice, the Conversion Date shall be the date that the Conversion Notice is deemed delivered pursuant to Section 5(f). Subject to Section 5(b) hereof, each Conversion Notice, once given, shall be irrevocable. If a Holder is converting less than all the shares of the Preferred Stock represented by the certificate or certificates tendered by such Holder, or if a conversion hereunder cannot be effected in full for any reason, the Corporation shall promptly deliver to such Holder (in the manner and within the time set forth in Section 5(b)) a certificate for such number of shares as have not been converted.

     (b) Not later than 10 Business Days after any Conversion Date, the Corporation will use its best efforts to deliver to the Holder (i) a certificate or certificates representing the number of shares of Common Stock being acquired upon the conversion of shares of Preferred Stock and (ii) one or more certificates representing the number of shares of Preferred Stock surrendered to the Company for conversion that were not requested to be converted; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon conversion of any shares of Preferred Stock until certificates evidencing such shares of Preferred Stock are either delivered for conversion to the Corporation or any transfer agent for the Preferred Stock or Common Stock, or the Holder of such Preferred Stock notifies the Corporation that such certificates have been lost, stolen or destroyed and provides a bond (or other adequate security) satisfactory to the Corporation to indemnify the Corporation from any loss that may be incurred by it in connection therewith.

     (c) So long as the Purchase Agreement is in effect with respect to any portion of the Territory (as defined in the Purchase Agreement), in the event at any time a Dilutive Event (as defined in Section 6) results in a decrease in the percentage of outstanding Common Stock then owned by the Holder (assuming full conversion of the Preferred Stock) (the "Holder Ownership"), then the Holder shall have the right, exercisable as provided below, (i) if, at the time of the occurrence of the Dilutive Event, the Preferred Stock is not then convertible, to receive that number of shares of Preferred Stock which, when converted along with all other shares of Preferred Stock and combined with all other shares of Common Stock then owned by the Holder, would be required to preserve the Holder Ownership at the same percentage immediately before and after the Dilutive Event or (ii) if, at the time of the occurrence of the Dilutive Event, the Preferred Stock is then convertible, to receive that number of shares of Common Stock which, when combined with all other shares of Common Stock owned by the Holder (including Common Stock underlying any Preferred Stock then owned by the Holder), would be required to preserve the Holder Ownership at the same percentage immediately before and after the Dilutive Event. The foregoing right shall be exercisable by payment to the Corporation of the purchase price and delivery to the Corporation of the Purchase Notice (defined below). The purchase price per share of Preferred Stock or Common Stock, as the case may be, to be paid by the Holder upon exercise of the foregoing right shall be equal to the consideration per share (if any) paid or to be paid by the person to whom securities are being issued in connection with the Dilutive Event. If the consideration paid by any such third party for such securities is other than cash, such consideration shall be presumed to be cash equal to the fair market value of such consideration as determined by an independent party acceptable to both the Holder and the Corporation. The cost of making such determination, if any, shall be borne by the Corporation. The Corporation shall provide written notice to the Holder of a Dilutive Event within five (5) days after the issuance of any securities giving rise to such Dilutive Event, and the Holder shall make its election to purchase all or any portion of the securities which it is entitled to purchase or receive in accordance herewith to preserve its percentage interest in the Common Stock by written notice to the Corporation (the "Purchase Notice") no more than thirty (30) days following its receipt of the Corporation's written notice of such Dilutive Event. Upon the Holder's failure timely to return the Purchase Notice to the Corporation, the Holder shall be deemed to have waived its right to purchase or receive any additional securities of the Corporation on such occasion. Upon the Holder's timely return to the Corporation of the Purchase Notice, the Holder shall pay to the Corporation the purchase price (if any) for the securities it so elects to purchase or receive within thirty (30) days subsequent to its notice of election to purchase or receive additional securities. Any failure by the Holder on any occasion to purchase or receive all or some of the securities which it is entitled to purchase or receive pursuant to this Section 5(c) as a consequence of the occurrence of a single Dilutive Event shall not affect the right of the Holder, on the subsequent occurrence of any different Dilutive Event, to purchase or receive all or any portion of the securities which it is then entitled to purchase or receive as a consequence of the operation of this
Section 5(c).

     (d) In determining the amount of consideration paid to the Corporation for the issuance of Common Stock upon the exercise or conversion of exercisable or convertible securities, all amounts paid to the Corporation in consideration for the issuance of the convertible or exercisable securities shall be included as part of the consideration to be paid by the Holder pursuant to this Section.

     (e) The provisions of the foregoing Section 5(c) shall not apply with respect to the issuance of Common Stock in connection with, or upon the exercise or conversion of securities issued in connection with, the following transactions:

          (i) exercise of rights or options granted or which may be granted under a stock option or other plan for the benefit of employees, directors and/or consultants;

          (ii) exercise of rights, warrants or options outstanding on the date hereof;

          (iii) conversion of any shares of outstanding Preferred Stock, or any additional shares of Preferred Stock issued pursuant to Section 5(c) hereof;

          (iv) after such time as the Holder first becomes eligible to convert any of the Preferred Stock in accordance with Section 5(c) above, upon the issuance and sale of any shares of Common Stock, including the issuance of Common Stock upon exercise of convertible or exercisable securities, sold in a firm commitment underwritten public offering, including, without limitation, shares sold upon the exercise of any overallotment option granted to the underwriters in connection with such offering; and

          (v) issuance of Common Stock pursuant to antidilution or price protection provisions contained in existing employment agreements and the issuance of Common Stock pursuant to antidilution provisions described in the certificate of designations with respect the Corporation's Series A Convertible Preferred Stock.

     (f) Any notice or other communication or delivery required or permitted to be provided hereunder shall be in writing and shall be deemed to have been received on the earliest of (i) the date of transmission or hand delivery, if such notice or communication is delivered to the address or to the facsimile telephone number of the addressee prior to 6:00 p.m. (Eastern Standard or Daylight time) on a Business Day, (ii) the Business Day after the date of transmission or hand delivery, if such notice or communication is delivered to the address or to the facsimile telephone number of the addressee later than 6:00 p.m. (Eastern Standard or Daylight time) on any date and earlier than 11:59 p.m. (Eastern Standard or Daylight time) on such date, (iii) the Business Day following the date of sending, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

     Section 6. Definitions. For the purposes hereof, the following terms shall have the following meanings:

          "Business Day" means any day except Saturday, Sunday and any day which shall be in New York, New York a day on which banking institutions are closed.

          "Change in Control" means the occurrence, with respect to the Corporation, of any one of the following events:

          (a) any "person" as such term is defined in Section 3(a)(9) of the Exchange Act (and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a

          "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing greater than fifty percent (50%) of the combined voting power of the Corporation's then outstanding securities eligible to vote for the election of its board of directors; provided, however, that the event described in this clause (a) shall not be deemed to be a change in control by virtue of any of the following acquisitions: (i) by the Corporation or any wholly owned subsidiary of the Corporation, (ii) by any employee benefit plan sponsored or maintained by the Corporation or any subsidiary of the Corporation, (iii) by any underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) except as provided in subsection (c) below, in which voting securities of the Corporation are acquired from the Corporation, if a resolution providing expressly that the acquisition pursuant to this clause (iv) does not constitute a change in control is approved by a vote of at least a majority of the directors who are directors of the Corporation on and as of the date hereof;

          (b) individuals who, on the date hereof, constitute the board of directors of the Corporation cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof, whose election, or nomination for election, by the Corporation's stockholders was approved by a vote of at least a majority of the directors comprising the current board of directors (either by a specific vote or by approval of the proxy statement of the Corporation in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this subsection (b), considered as though such person were a member of the current board of directors; provided, however, that no individual initially elected or nominated as a director of the Corporation as a result of an actual or threatened election contest with respect to directors or any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the board of directors shall be deemed to be a member of the current board of directors;

          (c) a merger, consolidation, share exchange or similar form of corporate reorganization of the Corporation requiring the approval of the Corporation's stockholders (whether for such transaction or the issuance of securities in the transaction or otherwise); provided, however, that a "Change in Control" shall not be deemed to occur upon a merger, consolidation, share exchange or similar form of corporate reorganization of the Corporation, whether or not stockholder approval is required, so long as (i) the board of directors of any entity surviving or resulting from such reorganization contains at least fifty percent (50%) of the directors who were members of the board of directors of the Corporation immediately prior to such reorganization and (ii) the Chief Executive Officer of any such surviving entity is the same person as the Chief Executive Officer of the Corporation immediately prior to such reorganization;

          (d) the direct or indirect sale or other disposition of all, substantially all or any substantial parts of the assets or lines of business of the Corporation, whether or not approval of any such transaction by stockholders is required; provided, however, that the Corporation shall be able to sell or otherwise dispose of non-LeuTech (as defined in the Purchase Agreement) assets or lines of business in a transaction not otherwise qualifying as a "Change in Control" under subsections (a), (b) and (c) set forth immediately above, whether or not approval of such transaction by stockholders is required, and such sale or other disposition shall not constitute a "Change in Control"; or

          (e) the stockholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation.

          "Commission" means the Securities and Exchange Commission.

          "Common Stock" means the Corporation's voting common stock, $.01 par value.

          "Dilutive Event" shall mean (i) the issuance and sale by the Corporation of any shares of Common Stock (including the issuance of Common Stock upon exercise or conversion of securities exercisable for or convertible into Common Stock) or (ii) the issuance by the Corporation of any Common Stock or other securities in connection with any stock split, stock dividend or other recapitalization.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Junior Securities" means the Common Stock and all other equity securities of the Corporation, other than the Corporation's Series A Convertible Preferred Stock and Series B Convertible Preferred Stock (which are senior to the Preferred Stock) or any other security that the Holder consents in writing to be pari passu with the Preferred Stock.

          "Person" means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

          "Purchase Agreement" means the Strategic Collaboration Agreement, dated as of the date hereof, among the Corporation and the original Holder of the Preferred Stock.

          "Securities Act" means the Securities Act of 1933, as amended.

                  [Remainder of page left blank intentionally]

         IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed on its behalf by Edward J. Quilty, its Chairman and Chief Executive Officer, this 17th day of August, 1999.

                             The Corporation:

                             PALATIN TECHNOLOGIES, INC.





                             By:           /s/ Edward J. Quilty
                                 ----------------------------------------------
                             Name:  Edward J. Quilty
                             Title:  Chairman and Chief Executive Officer

                                    EXHIBIT A

                              NOTICE OF CONVERSION

(To be Executed by the Holder in order to Convert shares of Preferred Stock)

The undersigned hereby elects to convert the number of shares of Series C Convertible Preferred Stock indicated below, into shares of voting Common Stock, $.01 par value (the "Common Stock"), of Palatin Technologies, Inc. (the "Corporation") according to the conditions of the Certificate of Designations, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Corporation in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:

                            ---------------------------------------------------
                            Date to Effect Conversion


                            ---------------------------------------------------
                            Number of shares of Preferred Stock to be Converted


                            ---------------------------------------------------
                            Number of shares of Common Stock to be Issued


                            ---------------------------------------------------
                            Signature


                            ---------------------------------------------------
                            Name


                            ---------------------------------------------------
                            Address